UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 8, 2018

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts (Address of Principal Executive Offices)	02454-9161 (Zip Code)

(781) 894-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2018, the Board of Directors (the “Board”) of Global GP LLC (the “General Partner”), the managing general partner of Global Partners LP (the “Partnership”), adopted the Global Partners LP 2018 Long-Term Cash Incentive Plan (the “Plan”) and a form of award agreement thereunder (the “Form Award Agreement”).  The Plan provides that the Compensation Committee of the Board (the “Committee”), or any other committee of the Board designated by the Board to administer the Plan, may grant cash awards to independent directors of the General Partner or individuals who provide services to the Partnership or an affiliate of the Partnership, including the Partnership’s executive officers.  The terms of each award granted under the Plan may vary and will be established by the Committee at the time of grant.

In the event of a Change of Control (as defined in the Plan), all outstanding awards under the Plan will vest and be paid no later than two and a half months following the Change of Control.  Upon a transaction that does not constitute a Change of Control, the Committee may accelerate the vesting and payment of awards granted under the Plan or provide for the surviving entity in the transaction to assume the awards.  The Form Award Agreement provides that unless otherwise determined by the Board, a participant in the Plan will forfeit any unvested portion of his or her award on the date the participant ceases providing services to the Partnership and/or its affiliates. The Plan and the Form Award Agreement provide the Board and the Committee with broad administrative powers, including, but not limited to, the flexibility to accelerate or modify the vesting of an award in the event of the holder’s death, disability, or termination of employment.

On October 8, 2018 the Board granted awards under the Plan to each of the Partnership’s executive officers in recognition of their respective contributions to the Partnership’s 2017 financial results in the following amounts: $2,700,000 for Eric Slifka; $900,000 for Mark A. Romaine; $750,000 for Edward J. Faneuil; $750,000 for Daphne H. Foster; $400,000 for Andrew P. Slifka; and $275,000 for Matthew Spencer (the “Awards”).  The Awards will vest as follows: 20% on October 1, 2021, 30% on October 1, 2022 and 50% on October 1, 2023.  Each Award was granted subject to the Form Award Agreement.

The foregoing description of the Plan and the Form Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Plan and the Form Award Agreement, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description
10.1	Global Partners LP 2018 Long-Term Cash Incentive Plan.

10.2	Global Partners LP 2018 Long-Term Cash Incentive Plan Form of Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

By:	Global GP LLC
its general partner

Dated: October 12, 2018	By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary